    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                       FORM S-11 REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                         IMH COMMERCIAL HOLDINGS, INC.
             (FORMERLY IMPERIAL CREDIT COMMERCIAL HOLDINGS, INC.)
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                              JOSEPH R. TOMKINSON
                            CHIEF EXECUTIVE OFFICER
                         IMH COMMERCIAL HOLDINGS, INC.
                              20371 IRVINE AVENUE
                      SANTA ANA HEIGHTS, CALIFORNIA 92707
                                (714) 556-0122
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
       THOMAS J. POLETTI, ESQ.                  THOMAS A. HALE, ESQ.
       KATHERINE J. BLAIR, ESQ.                 GARY P. CULLEN, ESQ.
     FRESHMAN, MARANTZ, ORLANSKI,       SKADDEN, ARPS, SLATE, MEAGHER & FLOM
            COOPER & KLEIN                           (ILLINOIS)
  9100 WILSHIRE BOULEVARD, 8TH FLOOR            333 WEST WACKER DRIVE
   BEVERLY HILLS, CALIFORNIA 90212             CHICAGO, ILLINOIS 60606
      TELEPHONE: (310) 273-1870               TELEPHONE: (312) 407-0700
      FACSIMILE: (310) 274-8357               FACSIMILE: (312) 407-0411
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-25423

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
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
                                                              PROPOSED     PROPOSED
                                                              MAXIMUM      MAXIMUM
                                             AMOUNT          AGGREGATE    AGGREGATE   AMOUNT OF
        TITLE OF EACH CLASS OF                TO BE        OFFERING PRICE  OFFERING  REGISTRATION
     SECURITIES TO BE REGISTERED           REGISTERED       PER SHARE(1)   PRICE(1)      FEE
-------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
 share...............................   575,000 shares(2)      $15.00     $8,625,000  $2,613.64

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(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.
(2) Includes 75,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.

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

                               EXPLANATORY NOTE

  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-11 (Reg. No. 333-25423) filed by IMH Commercial Holdings, Inc. (the "Company") with the Securities and Exchange Commission on April 18, 1997, as amended, including the exhibits thereto, and declared effective by the Commission on August 4, 1997, are incorporated herein by reference.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 4th day of August, 1997.

                                      IMH COMMERCIAL HOLDINGS, INC.

                                      By:     /s/ Joseph R. Tomkinson
                                         ______________________________________
                                                  Joseph R. Tomkinson
                                            Chairman of the Board and Chief
                                                   Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

    /s/ Joseph R. Tomkinson          Chairman of the Board and       August 4, 1997
____________________________________  Chief Executive Officer
        Joseph R. Tomkinson           (Principal Executive
                                      Officer)

                 *                   Chief Financial Officer         August 4, 1997
____________________________________  (Principal Financial and
         Richard J. Johnson           Accounting Officer)

                 *                   Director                        August 4, 1997
____________________________________
            James Walsh

                 *                   Director                        August 4, 1997
____________________________________
          Frank P. Filipps

                 *                   Director                        August 4, 1997
____________________________________
          Stephan R. Peers

                 *                   Director                        August 4, 1997
____________________________________
         Thomas J. Poletti

                 *                   Director                        August 4, 1997
____________________________________
          Timothy R. Busch

  /s/ Joseph R. Tomkinson
*By: __________________________
      Joseph R. Tomkinson
       Attorney-in-fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                                DESCRIPTION
 -------                               -----------
  23.1   Consent of KPMG Peat Marwick LLP regarding Registrant.
  23.2   Consent of KPMG Peat Marwick LLP regarding Imperial Commercial Capital
         Corporation.